Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Sec. 1350, the undersigned officer of Harold's Stores, Inc. (the "Company"), hereby certifies that the Company's Annual Report on Form 10-K for the year ended January 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 30, 2004	/s/Jodi Taylor
Jodi Taylor Chief Financial Officer